UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, Nucor Corporation (“Nucor”) entered into a definitive Support Agreement (the “Support Agreement”) with Harris Steel Group Inc. (“Harris”). The Support Agreement provides that, upon the terms and subject to the conditions set forth therein, a to-be-formed direct or indirect wholly owned subsidiary of Nucor (“Bidco”) will commence a cash tender offer (the “Offer”) for all of the outstanding shares (“Shares”) of Harris at an offer price of CDN $46.25 per Share.

The Offer is subject to certain conditions, including the approval of applicable regulatory bodies and the valid tender to Bidco under the Offer of at least 66 2/3% of the issued and outstanding Shares.

In connection with the Offer, Nucor has entered into a definitive Lock-Up Agreement (the “Lock-Up Agreement”) with certain shareholders of Harris who beneficially own or control collectively approximately 51% of the issued and outstanding Shares of Harris. The Lock-Up Agreement provides that, upon the terms and subject to the conditions set forth therein, such shareholders will support the Offer and irrevocably tender all of their Shares to Bidco under the Offer.

A copy of the press release issued by Nucor on January 2, 2007 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	News Release of Nucor Corporation, issued January 2, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: January 2, 2007

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release of Nucor Corporation, issued January 2, 2007

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